EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Angelica Corporation and management’s report on the effectiveness of internal control over financial reporting dated April 14, 2005, appearing in the Annual Report on Form 10-K of Angelica Corporation for the year ended January 29, 2005.

/s/ Deloitte & Touche LLP

St. Louis, MO
April 20, 2005